UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 26, 2007

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 26, 2007, Husker Ag, LLC, a Nebraska limited liability company (the “Company”), entered into a Grain Procurement Agreement (the “Agreement”) with J.E. Meuret Grain Co., Inc., a Nebraska corporation (“Meuret “) pursuant to which Meuret shall exclusively, subject to certain pre-existing relationships, provide the Company with No. 2 yellow corn meeting certain specifications described in the Agreement in the full amount necessary for the operation of the Company’s plant as well as the pending expansion.

The term of the Agreement commenced on April 26, 2007 and shall continue for an initial term of three years. Meuret began providing grain to the Company immediately. The Agreement will be automatically renewed for additional terms of two years unless the Company provides notice of termination at least four months prior to the end of the initial term or any subsequent renewal term. The base price for the grain, less any discounts, shall be the posted cash price on the day of delivery plus a service fee multiplied by the net bushels of grain delivered.

The above description is qualified in its entirety by the full text of the Grain Procurement Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007.

Signature Page Following

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: May 2, 2007	By:	/S/ MIKE KINNEY
Mike Kinney, Chairman of the Board